Form N-SAR, Sub-Item 77C
Submission of matters to a vote of
security holders

Nuveen Municipal Advantage
Fund, Inc.
33-32029, 811-05957

An annual meeting of the
shareholders of Nuveen Municipal
Advantage Fund, Inc. (the Fund) was

held July 26, 2005.

The purpose of the meeting was to

1. elect nine (9) directors to serve
2. until their successors shall
3. have been duly elected and
4. qualified;

Approval of the Board Members
was reached as follows:

Robert P. Bremner
For 37,446,063
Withhold 422,530

Lawrence H. Brown
For  37,452,096
Withhold 416,497

Jack B. Evans
For  37,457,019
Withhold  411,574

William C. Hunter
For 37,507,732
Withhold  360,861

David J. Kundert
For 37,501,768
Withhold  366,825

William J. Schneider, elected by Preferred
shareholders only
For 13,106
Withhold  49

Timothy R. Schwertfeger, elected by
Preferred shareholders only
For 13,106
Withhold  49

Judith M. Stockdale
For 37,499,595
Withhold  368,998

Eugene S. Sunshine
For  37,502,134
Withhold  366,459

5. approve a new Investment
6.  Management Agreement .

The number of shares voted in the
 affirmative:
37,087,433 and
the number of negative votes:
  336,660

Proxy materials are herein
incorporated by reference
to the SEC filing on June 21, 2005,
under
Conformed Submission Type DEF
14A, accession
number 0000950137-05-007651.